SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ----------------------------

                                 CURRENT REPORT
                                       ON
                                    FORM 8-K

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         ----------------------------


       DATE OF REPORT (Date of earliest event reported): June 29, 1998

                         ----------------------------


             (Exact name of registrant as specified in its charter)
                            THINK NEW IDEAS, INC.
                         ----------------------------


(State or other jurisdiction     (Commission File         (I.R.S. Employer
      of incorporation)               Number)            Identification No.)
          DELAWARE                   000-21775               95-4578104


                   (Address of principal executive offices) 45 WEST 36TH STREET, 12TH FLOOR, NEW YORK, NEW YORK 10018

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 629-6800

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



ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      Not Applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      Pursuant to an Agreement and Plan of Merger, on June 29, 1998 (the "Agreement"), UbiCube Acquisition Corp. ("UAC"), a wholly owned subsidiary of THINK New Ideas, Inc. (the "Company") acquired all of the issued and outstanding shares of capital stock of UbiCube Group, Inc., a Delaware corporation ("UbiCube"). As a result of the acquisition, UbiCube was merged with and into UAC and UAC thereby acquired certain interactive companies in London and in San Francisco in exchange for issuance of:

      (a) 154,257 shares of common stock (the "THINK Stock") having an aggregate value of approximately $4,000,000 at the closing; and

      (b) 154,257 shares of THINK Stock having an aggregate value of approximately $4,000,000, which stock was placed in escrow pending release of portions thereof on each of January 15, 1999, January 15, 2000 and March 1, 2001.

      In addition to the foregoing, the Company may issue additional shares of THINK Stock to the former shareholders of UAC of up to approximately $9.0 million, subject to the attainment by UAC of certain revenue and profit targets during the three years following the closing.

      In connection with the acquisition, the Company has also agreed to enter into employment agreements with several employees of UbiCube and its subsidiaries and agreed to grant to the new employees options to acquire up to 125,000 shares of THINK Stock.

      The amount and nature of the consideration paid in connection with the transactions reported herein were the result of arm's length negotiations between the parties. No material relationships between the Company and UbiCube or any of the Company's or UbiCube's affiliates, any directors or officers of the Company or UbiCube or any associate of any such director or officer existed prior to the occurrence or consummation of the transactions reported herein.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

      Not Applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

      Not Applicable.



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

ITEM 5.     OTHER EVENTS

      Not Applicable.

ITEM 6.     RESIGNATION OF REGISTRANT'S DIRECTORS

      Not Applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a) and (b) FINANCIAL STATEMENTS.

      Financial statements of UbiCube and the pro forma financial information concerning the Company, to the extent required, will be provided in accordance with the instructions to this item not later than sixty (60) days from this Form 8-K filed by the Company on July 13, 1998.

      (c)         EXHIBITS.

      None.

ITEM 8.     CHANGE IN FISCAL YEAR

      Not Applicable.




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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THINK NEW IDEAS, INC.
                                    (Registrant)



Date: July 13, 1998                 By:  /s/ Melvin Epstein
                                         ------------------
                                    Melvin Epstein, Chief Financial Officer



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